LETTER OF COMMITMENT

This letter made as of the 23rd of October, 1999, ("The Effective Date") by and between Rogel Patawaran, individually and collectively known as, Rogel Technologies with address at 1861 S. Bundy, Dr., Los Angeles, CA 90025 ("Hereinafter referred to as `RT'"), and Mr. Tom Hughes, individually and collectively known as eConnect and or safeTpay with address at 2500 Via Cabrillo, San Pedro, CA ("Hereinafter referred to as "EC")

1. EC agrees that it presently owes RT the sum of One Hundred Sixty Eight Thousand Dollars ($168,000.00) for services rendered and completed for MRS software and safeTpay system server as of the date of this contract.

2. EC agrees that RT has, to the date of this contract, fulfilled its contract obligation to EC, completed the MRS software and safeTpay system server and is ready to ship.

3. EC also agrees that any additional technical support regarding the MRS software or safeTpay server will be an additional cost to EC.

4. In the event that EC or any of its affiliates request any of RT's staff to travel for the purpose of technical support or advice for the Integration of the safeTpay server, EC will pay for all airfare, hotel and perdium (at a rate of $100.00 per day) for each person.

5. In addition, in the even EC requests RT Technical support to travel for the Integration of the safeTpay server to the Host, EC shall pay each programmer the rate of $1,500.00 per day for a maximum of three (3) days in advance (before they leave) for services rendered.

6.  EC agrees to pay RT the sum mentioned in Paragraph 1 as follows:

a.  The sum of Forty Thousand Dollars ($40,000.00) by Monday,
November 1st, 1999;

b. The sum of Sixty Four Thousand Dollars ($64,000.00) by Friday, November, 19th, 1999;

c. The sum of Sixty Four Thousand Dollars ($64,000.00) by Tuesday, November 30th, 1999.

7.  In the event that EC fails to meet the above payment schedule
(mentioned in Paragraph 6 - a, b, c, EC shall pay, in addition to the fees mentioned in Paragraph 6 - a, b, c, to RT as follows:

a. For Monday, November 1st, 1999, a late charge of 60,000 free trading shares of ECNC;

b. For Friday, November 19th, 1999, a late Charge of 100,000 free trading shares of ECNC;

c. For Tuesday, November 30th, 1999, a late Charge of 500,000 free trading shares of ECNC.

Agreed and Accepted:


By: /s/  Rogel Patawaran                      By: /s/  Tom Hughes
Rogel Patawaran, President                    Tom Hughes, CEO
Rogel Technologies                            eConnect
Date:  October 23, 1999                       Date:  October 23, 1999